Exhibit 99.1

Rosetta Stone Inc. Reports Second Quarter 2013 Results

Company Continues Progress in Its Transformation;

Reports Adjusted EBITDA Growth of Nearly 150% to $2.8 Million

ARLINGTON, VA — August 7, 2013 — Rosetta Stone Inc. (NYSE:RST), a leading provider of technology-based language-learning solutions, today announced financial results for the second quarter of 2013, as summarized below:

US$ thousands	Three Months Ended
except per-share data	June 30,		%
	2013	2012	change
Total revenue	$62,139	$60,812	2%
Total bookings	$63,083	$63,043	0%

Net loss	$(3,557)	$(4,544)	22%
Net loss per share:	$(0.16)	$(0.22)	27%

Adjusted net loss (1)	$(839)	$(1,829)	54%
Adjusted net loss per share: (1)	$(0.03)	$(0.09)	66%

Adjusted EBITDA (2)	$2,786	$1,123	148%

Cash flow from operations	$2,489	$3,412	-27%
Purchases of property and equipment	$(1,684)	$(1,031)	-63%
Free cash flow	$805	$2,381	-66%

(1)         Adjusted net income(loss) and adjusted net income (loss) per share exclude the impact of items related to its litigation with Google, Inc., restructuring costs as well as all adjustments related to recording the non-cash tax valuation allowance for deferred tax assets.  Adjusted net income(loss) for prior periods has been revised to conform to current definition.

(2)         Adjusted EBITDA is GAAP net income(loss) plus interest income and expense, income tax benefit and expense, depreciation, amortization and stock-based compensation expenses.  Adjusted EBITDA excludes any items related to the litigation with Google Inc., and restructuring costs. Adjusted EBITDA for prior periods has been revised to conform to current definition.

Definitions and reconciliations for all non-GAAP measures are provided in this press release.

“I was pleased with our results and would characterize the second quarter as another quarter where we showed steady progress against our strategy and we took meaningful actions to improve future results and move us closer to our 2015 targets,” said Steve Swad, President and Chief Executive Officer of Rosetta Stone.  Swad added “We continued our shift to digital, with 25% of Consumer revenue now coming from digital download and Online Learners and increased our online presence through the acquisition of Livemocha.  We grew our core business, invested in new products and managed expenses, helping us to deliver impressive growth in Adjusted EBITDA.  We also continued to push our transformation forward by closing kiosks, launching our first set of travel apps and extending into the digital reading space with the recent acquisition of Lexia.”

Second Quarter 2013 Operational and Financial Highlights

•                  Bookings: Total consolidated bookings of $63.1 million were flat compared to the year-ago period.  North American Consumer segment (“NA Consumer”) bookings increased 5% to $39.3 million from $37.3 million primarily reflecting stronger performance in both the direct-to-consumer and retail sales channels, partially offset by a decline in the kiosk channel, which was closed early in the second quarter of 2013.  Excluding the kiosk channel, NA Consumer bookings increased 15% year-over-year.  The Rest of World Consumer segment (“ROW Consumer”) declined 15%, with results due to lower year-over-year bookings in Asia and the UK.  In Germany, results increased sharply, reflecting the lapping of the one year anniversary of the switch to online-only products in that market, while other geographies decreased.  Bookings in the Global Enterprise & Education (“E&E”) segment (previously known as the Institutional segment) decreased 4% compared with a year-ago, reflecting the absence of network product this quarter following the company’s decision to curtail selling that product.  Excluding the impact of de-emphasized network and CD-product sales, core E&E bookings increased 4% year-over-year.

•                  Revenue: Total revenue increased 2% year-over-year to $62.1 million from $60.8 million.  NA Consumer revenue increased 8%, reflecting stronger performance in both the direct-to-consumer and retail sales channels.  In particular, the direct-to-consumer sales channel benefited from cross-selling to community members of Livemocha, which the company acquired in early April 2013.  Excluding kiosk, NA Consumer revenue increased 18% year-over-year.  ROW Consumer revenue decreased 7% due to decreases in Japan and the UK, offset by modest improvement in Germany.  E&E revenue decreased 7% in the second quarter due mainly to the absence of network product sales compared with a year ago.  E&E revenue increased over 2% year-over-year, excluding the impact of network product sales.

	Three Months Ended
	June 30,
US$ thousands	2013	2012	% change
Revenue from:
North America Consumer	$39,934	$36,918	8%
Rest of World Consumer	7,478	8,053	-7%
Total Consumer	47,412	44,971	5%
Global Enterprise & Education	14,727	15,841	-7%
Total	$62,139	$60,812	2%

•                  Adjusted EBITDA: Adjusted EBITDA for the second quarter increased 148% to $2.8 million from $1.1 million.  The improvement in Adjusted EBITDA was due to an increase in revenue combined with lower operating expenses, after adjusting for one-time items.  Cost of Goods Sold decreased $1.1 million due to mix shift to lower-cost digital offerings and lower hard-product and studio coaching costs.  Sales and marketing expenses decreased by $2.0 million.  The reduction in sales and marketing expense was due to marketing efficiencies and lower kiosk expenses resulting from the closing of the company’s remaining 56 U.S. kiosk locations in the quarter.  General and administrative (G&A) expenses increased by $0.7 million due in part to the addition of Livemocha.  Research and development costs increased $2.6 million, reflecting the investment being made in product development and the additional costs from the Livemocha acquisition including product personnel.  Adjusted EBITDA includes approximately $2.5 million of adjustments, mainly related to severance and lease termination costs associated with the shuttering of our U.S. kiosks and costs associated with the Livemocha acquisition.

•                  Adjusted Net Loss and Adjusted EPS: Adjusted Net Loss was $0.8 million in the second quarter of 2013, compared to Adjusted Net Loss of $1.8 million in the second quarter of 2012.  Adjusted Net Loss per share was $0.03 compared to an Adjusted Net Loss of $0.09 per share in the prior year period.

•                  Balance Sheet and Cash Flow: Cash at the end of the quarter was $132.1 million, a $7.3 million decrease from $139.4 million at March 31, 2013.  The decrease was mainly due to the company’s $8.2 million acquisition, net of cash acquired, of Livemocha in the quarter.  The balance sheet remains debt-free.  Deferred revenue increased $1.7 million in the quarter to $61.6 million.  Free cash flow in the second quarter was $0.8 million compared with $2.4 million a year ago.  The decline in free cash flow reflects a decrease in working capital versus the year ago period and an increase in capital expenditures to $1.7 million in the second quarter compared with $1.0 million a year ago.

Financial Outlook

With the company’s acquisition of Lexia Learning Systems, Inc. on August 1, 2013, the company is subject to purchase accounting adjustments which will impact the comparability of guidance issued prior to the announcement of the acquisition.  Going forward the company will provide guidance on a pro forma basis, which excludes the impact of these purchase accounting adjustments.  The company is providing the following guidance for the full year 2013, which includes the expected contribution from Lexia for the last five months of the year:

	Guidance Before Impact of Lexia		Lexia Acquisition Impact	Updated Guidance
	Range		5-Month Results	Range
($ Millions)	Low	High	Range	Low	High

Pro Forma Revenue	$280	$290	$7-$8	$287	$298
Pro Forma Adjusted EBITDA	$16	$18	$(1-$2)	$14	$17
Pro Forma Adjusted Net Income	$(1)	$1	$(1-$2)	$(3)	$0
Pro Forma Adjusted EPS	$(0.02)	$0.04	$(0.05-$0.10)	$(0.12)	$(0.01)
Shares Outstanding (MM)	21.5	21.5		21.5	21.5
Capital Expenditures	$5	$8		$5	$8

Non-GAAP Financial Measures

This press release contains several non-GAAP financial measures.

•                  Adjusted EBITDA is GAAP net income or loss plus interest income and expense, income tax benefit and expense, depreciation, amortization and stock-based compensation expenses.  Adjusted EBITDA excludes any items related to the litigation with Google Inc., restructuring costs and transaction and other costs associated with mergers and acquisitions. Adjusted EBITDA for prior periods has been revised to conform to current definition.

•                  Adjusted net loss and adjusted net loss per share exclude the impact of items related to the litigation with Google Inc., restructuring costs and transaction and other costs associated with mergers and acquisitions as well as all adjustments related to recording the non-cash tax valuation allowance for deferred tax assets.

•                  Free cash flow is cash flow from operations less cash used in purchases of property and equipment.

•                  Bookings represent executed sales contracts received by the Company that are either recorded immediately as revenue or as deferred revenue.

•                  Pro Forma Revenue is GAAP revenue plus the purchase accounting impact on acquired deferred revenue

•                  Pro Forma Adjusted EBITDA is Adjusted EBITDA (as defined above) plus the purchase accounting impact on acquired deferred revenue less the purchase accounting impact on acquired deferred commissions

•                  Pro Forma Adjusted  Net Income/(Loss) and Pro Forma Adjusted EPS are Adjusted Net Income/(Loss) and Adjusted Net Income/(Loss) per Share (as defined above) plus the purchase accounting impact on acquired deferred revenue less the purchase accounting impact on acquired deferred commissions

Management believes that these non-GAAP measures of financial results provide useful information to investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. Management uses these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budgeting and planning purposes.  These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to the Company’s board of directors.  Management believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.

Management typically excludes the amounts described above when evaluating the Company’s operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the Company’s operating performance, due to the following factors:

•                  Amortization of Acquired Intangibles. Amortization costs and the related tax effects are fixed at the time of an acquisition, and then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.

•                  Stock-based Compensation. Although stock-based compensation is an important aspect of compensation of the Company’s employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant.  In addition, the impact of shares granted under these plans is considered in the Company’s EPS calculation to the extent the shares are dilutive.

•                  Bookings. Although revenue is an important aspect of measuring Company performance, the Company believes total sales bookings can be a valuable indicator of the Company’s performance.  The Company is transitioning to a greater amount of subscription sales, which results in an increasing portion of sales being recorded as deferred revenue.

Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP.  The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements.  In addition, they are subject to inherent limitations, because they reflect the exercise of judgments by management about which expenses and items of income are excluded from these non-GAAP financial measures and may not be calculated in the same manner as other companies’ similarly titled non-GAAP measures.

In order to compensate for these limitations, management presents its non-GAAP financial measures in connection with its GAAP results.  The company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing earnings information, including this press release, and not to rely on any single financial measure to evaluate the company’s business.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP measures used in this press release are included at the end of this release.

Investor Webcast

This news release and the accompanying tables should be read in conjunction with the additional content that is available on the company’s website.

In conjunction with this announcement, Rosetta Stone will host a webcast today at 4:30 p.m. eastern time (ET) to discuss the results and the company’s business outlook. The webcast will be available live on the Investor Relations page of the company’s website at http://investors.rosettastone.com.

Investors may also dial in to the conference line using one of the following numbers:

1-877-407-9039 (toll-free) or

1-201-689-8470 (toll/international)

A recorded replay of the webcast will be available on the “Investor Relations” page of the company’s web site http://investors.rosettastone.com after the live discussion.  The replay will also be available beginning at 7:30PM ET until August 21, 2013 via telephone at the following numbers:

1-877-870-5176 (toll-free) or

1-858-384-5517 (toll/international)

Pass Code: 418197

About Rosetta Stone

Rosetta Stone Inc. provides cutting-edge interactive technology that is changing the way the world learns languages. The company’s proprietary learning techniques—acclaimed for their power to unlock the natural language-learning ability in everyone—are used by schools, businesses, government organizations and millions of individuals around the world. Rosetta Stone offers courses in over 30 languages, from the most commonly spoken (like English, Spanish and Mandarin) to the less prominent (including Swahili, Swedish and Tagalog). The company was founded in 1992 on the core beliefs that learning to speak a language should be a natural and instinctive process, and that interactive technology can activate the language immersion method powerfully for learners of any age. Rosetta Stone is based in Arlington, VA., and has offices in Harrisonburg, VA, Boulder, CO, Austin, TX, San Francisco, CA, Seattle, WA, Boston, MA, Tokyo, Seoul, London, Dubai and Sao Paulo.

“Rosetta Stone” is a registered trademark or trademark of Rosetta Stone Ltd. in the United States and other countries.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including our guidance for future financial performance and operating targets, and our long-term growth prospects.  In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “project,” “believe,” “plan,” “expect,” “anticipate,” “estimate,” “intend,” “should,” “would,” “could,” “potentially,” “seek,” “may,” “likely,”  “will,” “financial outlook,” “guidance,” “strategy,” or “continue.”  These forward-looking statements reflect the company’s current views with respect to future events and are subject to certain risks, uncertainties, and assumptions.  A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including demand for language learning solutions; the advantages of our products, services, technology, brand and business model as compared to others; our strategic focus; our ability to maintain effective internal controls or to remediate material weaknesses; our cash needs and expectations regarding cash flow from operations; our product development plans; the appeal and efficacy of our products and services; our expectations regarding capturing lifetime value and a broader range of market segments through such offerings; our plans regarding expansion of our marketing initiatives and sales force; our international operations and growth plans; our plans regarding our kiosks and retail relationships; our plans regarding our E&E business; the impact of any revisions to our pricing strategy; our ability to manage and grow our business and execute our business strategy; our financial performance; our actions to realign our cost structure and revitalize our go-to-market strategy; our plans to transition our distribution to more online in the Consumer business; our mergers and acquisitions plans; our plans related to Lexia and Livemocha; our ability to successfully integrate Lexia and Livemocha into our business; adverse trends in general economic conditions and the other factors described more fully in the company’s filings with the U.S. Securities and Exchange Commission (SEC), including the company’s annual report on Form 10-K for the fiscal year ended December 31, 2012, which is on file with the SEC.  The company assumes no obligation to update the information in this communication, except as otherwise required by law.  Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Investor Contact:	Media Contact:
Steve Somers, CFA	Jonathan Mudd
ssomers@rosettastone.com	jmudd@rosettastone.com
703-387-5876	571-357-7148

Source: Rosetta Stone Inc.

ROSETTA STONE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Revenue:
Product	$35,458	$37,543	$73,049	$85,073
Subscription and service	26,681	23,269	53,013	45,188
Total revenue	62,139	60,812	126,062	130,261

Cost of revenue:
Cost of product revenue	6,998	7,122	13,938	16,229
Cost of subscription and service revenue	3,226	4,198	6,550	8,565
Total cost of revenue	10,224	11,320	20,488	24,794

Gross profit	51,915	49,492	105,574	105,467

Operating expenses
Sales and marketing	33,144	35,125	70,203	73,529
Research and development	9,093	6,493	16,451	12,766
General and administrative	13,634	12,919	26,222	26,576
Lease Abandonment	35	—	828	—
Total operating expenses	55,906	54,537	113,704	112,871

Loss from operations	(3,991)	(5,045)	(8,130)	(7,404)

Other income and (expense):
Interest income	43	21	84	99
Interest expense	—	—	(45)	—
Other income (expense)	(9)	320	410	(44)
Total other income (expense)	34	341	449	55

Loss before income taxes	(3,957)	(4,704)	(7,681)	(7,349)
Income tax (benefit) provision	(400)	(160)	576	(902)

Net loss	$(3,557)	$(4,544)	$(8,257)	$(6,447)

Net loss per share:
Basic	$(0.16)	$(0.22)	$(0.38)	$(0.31)
Diluted	$(0.16)	$(0.22)	$(0.38)	$(0.31)

Common shares and equivalents outstanding:
Basic weighted average shares	21,569	20,995	21,465	20,969
Diluted weighted average shares	21,569	20,995	21,465	20,969

ROSETTA STONE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	June 30,	December 31,
	2013	2012

Assets
Current assets:
Cash and cash equivalents	$132,070	$148,190
Restricted cash	64	73
Accounts receivable (net of allowance for doubtful accounts of $983 and $1,297, respectively)	41,735	49,946
Inventory	5,939	6,581
Prepaid expenses and other current assets	7,788	5,204
Income tax receivable	254	1,104
Deferred income taxes	136	79
Total current assets	187,986	211,177

Property and equipment, net	17,134	17,213
Goodwill	39,718	34,896
Intangible assets, net	15,952	10,825
Deferred income taxes	210	260
Other assets	1,335	1,484
Total assets	$262,335	$275,855

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,344	$6,064
Accrued compensation	15,398	16,830
Other current liabilities	25,916	36,387
Deferred revenue	56,399	59,195
Total current liabilities	107,057	118,476

Deferred revenue	5,187	4,221
Deferred income taxes	8,954	8,400
Other long-term liabilities	863	155
Total liabilities	122,061	131,252

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000 and 10,000 authorized; zero and zero shares issued and outstanding June 30, 2013 and December 31, 2012, respectively	—	—
Non-designated common stock, $0.00005 par value, 190,000 and 190,000 shares authorized, 22,535 and 21,951 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	2	2
Additional paid-in capital	164,982	160,693
Accumulated loss	(25,006)	(16,749)
Accumulated other comprehensive income	296	657
Total stockholders’ equity	140,274	144,603
Total liabilities and stockholders’ equity	$262,335	$275,855

ROSETTA STONE INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Cash Flows From Operating Activities:
Net loss	$(3,557)	$(4,544)	$(8,257)	$(6,447)
Adjustments to reconcile net loss to cash provided by (used in) operating activities, net of business acquisitions
Stock-based compensation expense	2,036	2,096	3,704	3,731
Bad debt expense	465	431	227	596
Depreciation and amortization	2,224	2,046	4,596	4,482
Deferred income tax benefit	(925)	158	(627)	(1,156)
Loss on disposal of equipment	64	348	205	380
Net change in:
Restricted cash	(23)	5	9	28
Accounts receivable	(3,125)	(1,261)	8,010	16,314
Inventory	1,298	1,189	552	480
Prepaid expenses and other current assets	(9)	146	(2,568)	649
Income tax receivable	398	(1,504)	811	(2,740)
Other assets	6	144	10	(1,065)
Accounts payable	3,156	(2,281)	2,947	(2,868)
Accrued compensation	4,853	3,850	(1,559)	1,774
Other current liabilities	(5,543)	207	(9,796)	(7,813)
Excess tax benefit from stock options exercised	—	(18)	—	(18)
Other long-term liabilities	(35)	9	336	1,596
Deferred revenue	1,206	2,391	(1,747)	(1,855)
Net cash provided by (used in) operating activities	2,489	3,412	(3,147)	6,068

Cash Flows From Investing Activities:
Purchases of property and equipment	(1,684)	(1,031)	(4,212)	(1,998)
Proceeds from (purchases of) available-for-sale securities	—	4,805	—	8,112
Acquisition, net of cash acquired	(8,180)	—	(8,180)	—
Net cash (used in) provided by investing activities	(9,864)	3,774	(12,392)	6,114

Cash Flows From Financing Activities:
Proceeds from the exercise of stock options	1,448	—	1,798	—
Repurchase of shares from exercised stock options	(1,040)	—	(1,040)	—
Tax benefit of stock options exercised	—	18	—	18
Proceeds from equity offering, net of issuance costs	(171)	—	(171)	—
Payments under capital lease obligations	(3)	(1)	(196)	(3)
Net cash provided by financing activities	234	17	391	15

(Decrease) increase in cash and cash equivalents	(7,141)	7,203	(15,148)	12,197

Effect of exchange rate changes in cash and cash equivalents	(100)	(502)	(972)	61

Net (decrease) increase in cash and cash equivalents	(7,241)	6,701	(16,120)	12,258

Cash and cash equivalents—beginning of period	139,311	112,073	148,190	106,516

Cash and cash equivalents—end of period	$132,070	$118,774	$132,070	$118,774

ROSETTA STONE INC.

Reconciliation of GAAP Net Loss to Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

GAAP net loss	$(3,557)	$(4,544)	$(8,257)	$(6,447)
Interest (income)/expense, net	(43)	(21)	(39)	(99)
Income tax (benefit) expense	(400)	(160)	576	(902)
Depreciation and amortization	2,168	2,046	3,924	4,482
Depreciation related to restructuring	56	—	672	—
Stock-based compensation	2,036	2,096	3,704	3,731
Other EBITDA Adjustments	2,526	1,706	4,614	2,093

Adjusted EBITDA*	$2,786	$1,123	$5,194	$2,858

* Adjusted EBITDA is GAAP net income or loss plus interest income and expense, income tax benefit and expense, depreciation, amortization and stock-based compensation expenses.  Adjusted EBITDA excludes any items related to the litigation with Google Inc., restructuring costs and transaction and other costs associated with mergers and acquisitions. Adjusted EBITDA for prior periods has been revised to conform to current definition.

ROSETTA STONE INC.

Reconciliation of GAAP Net Loss to Adjusted Net Loss

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
GAAP net loss	$(3,557)	$(4,544)	$(8,257)	$(6,447)
Items related to litigation with Google, Inc., restructuring and other related costs, acquisition costs	2,582	1,706	5,286	2,093
Income tax adjustments *	136	1,009	1,510	1,148
Adjusted net loss	$(839)	$(1,829)	$(1,461)	$(3,206)

GAAP net loss per share	$(0.16)	$(0.22)	$(0.38)	$(0.31)
Items related to litigation with Google, Inc. restructuring and other related costs	0.12	0.08	0.25	0.10
Income tax adjustments *	0.01	0.05	0.07	0.05
Adjusted net loss per share **	$(0.03)	$(0.09)	$(0.06)	$(0.16)

Basic weighted average shares	21,569	20,995	21,465	20,969
Diluted weighted average shares	21,569	20,995	21,465	20,969

* For adjusted net income(loss) purposes, we use a 39% effective tax rate which represents the projected, long term effective tax rate on adjusted pretax income. Our adjusted tax rate assumes full use of loss and credit carryforwards without reduction for valuation allowances.

** Adjusted net loss and adjusted net loss per share exclude the impact of items related to its litigation with Google, Inc., restructuring costs and transaction and other costs associated with mergers and acquisitions as well as all adjustments related to recording the non-cash tax valuation allowance for deferred tax assets.

Rosetta Stone Inc.

Business Metrics

(in thousands)

	Quarter-Ended					Quarter-Ended					Quarter-Ended
	3/31/11	6/30/11	9/30/11	12/31/11	2011	3/31/12	6/30/12	9/30/12	12/31/12	2012	3/31/13	6/30/13
Net Bookings by Market

North America Consumer	29,814	36,828	35,562	55,209	157,413	41,733	37,295	42,283	57,870	179,181	41,303	39,321
Rest of World Consumer	14,996	12,910	11,945	14,166	54,017	12,550	8,113	10,488	10,034	41,185	8,310	6,879
Worldwide Consumer	44,810	49,738	47,507	69,375	211,430	54,283	45,408	52,771	67,904	220,366	49,613	46,200

Global Enterprise and Education	10,770	16,973	18,555	15,459	61,757	10,984	17,635	19,354	16,423	64,396	10,758	16,883
Total	55,580	66,711	66,062	84,834	273,187	65,267	63,043	72,125	84,327	284,762	60,371	63,083

YoY Growth (%)
North America Consumer	-28%	-5%	-14%	6%	-9%	40%	1%	19%	5%	14%	-1%	5%
Rest of World Consumer	50%	58%	21%	-7%	25%	-16%	-37%	-12%	-29%	-24%	-34%	-15%
Worldwide Consumer	-13%	6%	-7%	3%	-3%	21%	-9%	11%	-2%	4%	-9%	2%

Global Enterprise and Education	18%	-1%	-17%	7%	-2%	2%	4%	4%	6%	4%	-2%	-4%
Total	-9%	4%	-10%	4%	-2%	17%	-5%	9%	-1%	4%	-8%	0%

% of Total Net Bookings
North America Consumer	54%	55%	54%	65%	57%	64%	59%	59%	69%	63%	68%	62%
Rest of World Consumer	27%	20%	18%	17%	20%	19%	13%	14%	12%	14%	14%	11%
Worldwide Consumer	81%	75%	72%	82%	77%	83%	72%	73%	81%	77%	82%	73%

Global Enterprise and Education	19%	25%	28%	18%	23%	17%	28%	27%	19%	23%	18%	27%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Revenue by Market

North America Consumer	28,061	38,606	37,710	53,184	157,561	43,084	36,918	39,878	52,946	172,826	41,385	39,934
Rest of World Consumer	14,601	12,014	11,002	12,848	50,465	12,204	8,053	9,903	10,088	40,248	8,570	7,478
Worldwide Consumer	42,662	50,620	48,712	66,032	208,026	55,288	44,971	49,781	63,034	213,074	49,955	47,412

Global Enterprise and Education	14,316	16,123	15,490	14,494	60,423	14,161	15,841	14,498	15,667	60,167	13,969	14,727
Total	56,978	66,743	64,202	80,526	268,449	69,449	60,812	64,279	78,701	273,241	63,924	62,139

YoY Growth (%)
North America Consumer	-32%	0%	2%	19%	-2%	54%	-4%	6%	0%	10%	-4%	8%
Rest of World Consumer	49%	57%	13%	-17%	18%	-16%	-33%	-10%	-21%	-20%	-30%	-7%
Worldwide Consumer	-17%	9%	5%	10%	2%	30%	-11%	2%	-5%	2%	-10%	5%

Global Enterprise and Education	21%	13%	8%	2%	11%	-1%	-2%	-6%	8%	0%	-1%	-7%
Total	-10%	10%	5%	8%	4%	22%	-9%	0%	-2%	2%	-8%	2%

% of Total Revenue
North America Consumer	49%	58%	59%	66%	58%	62%	61%	62%	67%	63%	65%	64%
Rest of World Consumer	26%	18%	17%	16%	19%	18%	13%	15%	13%	15%	13%	12%
Worldwide Consumer	75%	76%	76%	82%	77%	80%	74%	77%	80%	78%	78%	76%

Global Enterprise and Education	25%	24%	24%	18%	23%	20%	26%	23%	20%	22%	22%	24%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Prior period data has been modifed where applicable to conform to current presentation for comparative purposes.

Immaterial rounding differences may be present in this data in order to conform to Financial Statement totals.

Rosetta Stone Inc.

Business Metrics

(in thousands)

	Quarter-Ended					Quarter-Ended					Quarter-Ended
	3/31/11	6/30/11	9/30/11	12/31/11	2011	3/31/12	6/30/12	9/30/12	12/31/12	2012	3/31/13	6/30/13
Unit Metrics

Product Unit Volume (thousands)	108.5	140.0	134.3	202.9	585.8	143.0	129.7	146.5	210.7	629.8	141.8	148.6
Paid Online Learners (thousands)	16.4	17.1	21.5	26.6	26.6	41.2	48.7	57.4	68.4	68.4	80.6	85.1

YoY Growth (%)
Product Units	-14%	24%	14%	20%	11%	32%	-7%	9%	4%	8%	-1%	15%
Paid Online Learners	30%	20%	21%	58%	58%	151%	185%	167%	157%	157%	95%	75%

Average Net Revenue Per Unit ($)
Average Net Revenue per Product Unit	$379	$349	$346	$313	$341	$367	$319	$313	$277	$315	$312	$275
Average Net Revenue per Online Learner (monthly)	$30	$34	$39	$36	$35	$28	$27	$24	$24	$26	$26	$25

YoY Growth (%)
Average Net Revenue per Product Unit	-4%	-12%	-9%	-9%	-9%	-3%	-9%	-9%	-11%	-8%	-15%	-14%
Average Net Revenue per Online Learner	-10%	-2%	10%	3%	0%	-6%	-22%	-37%	-32%	-25%	-7%	-6%

# of Kiosks (end of period)

North America	144	117	114	103	103	57	56	57	57	57	56	—
Europe	15	16	14	13	13	1	1	1	1	1	—	0
Asia Pacific	78	76	69	58	58	44	42	39	29	29	22	20
Total # of Kiosks (end of period)	237	209	197	174	174	102	99	97	87	87	78	20

Revenues by Geography

United States	41,271	53,418	51,708	65,725	212,122	54,914	50,810	52,167	65,856	223,747	52,791	52,163
International	15,707	13,325	12,494	14,801	56,327	14,535	10,002	12,112	12,845	49,494	11,133	9,976
Total	56,978	66,743	64,202	80,526	268,449	69,449	60,812	64,279	78,701	273,241	63,924	62,139

Revenues by Geography (as a %)
United States	72%	80%	81%	82%	79%	79%	84%	81%	84%	82%	83%	84%
International	28%	20%	19%	18%	21%	21%	16%	19%	16%	18%	17%	16%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Prior period data has been modifed where applicable to conform to current presentation for comparative purposes.

Immaterial rounding differences may be present in this data in order to conform to Financial Statement totals.